Exhibit 5.1

200 Clarendon Street Boston, Massachusetts 02116 Tel: +1.617.948.6000 Fax: +1.617.948.6001 www.lw.com

FIRM /AFFILIATE OFFICES
	Austin	Milan
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
October 29, 2021	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
Bioventus Inc.	London	Singapore
4721 Emperor Boulevard, Suite 100	Los Angeles	Tokyo
Durham, North Carolina 27703	Madrid	Washington, D.C.

Re:	Registration Statement on Form S-8; 3,467,517 shares of Class A common stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to Bioventus Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 3,467,517 shares of Class A common stock, $0.001 par value per share (the “Shares”), which may be issued pursuant to the Misonix, Inc. 2017 Equity Incentive Plan, as amended (the “Misonix 2017 Plan”), Misonix, Inc. 2014 Employee Equity Incentive Plan, as amended (the “Misonix 2014 Plan”), Misonix, Inc. 2012 Non-Employee Director Stock Option Plan, as amended (the “Misonix 2012 Director Plan”), Misonix, Inc. 2012 Employee Equity Incentive Plan, as amended (the “Misonix 2012 Employee Plan”), Misonix, Inc. 2009 Non-Employee Director Stock Option Plan, as amended (the “Misonix 2009 Director Plan”), the Misonix, Inc. 2009 Employee Equity Incentive Plan, as amended (the “Misonix 2009 Employee Plan”), and the Misonix, Inc. 2005 Employee Equity Incentive Plan, as amended (the “Misonix 2005 Employee Plan”) and together with the Misonix 2009 Employee Plan, Misonix 2009 Director Plan, the Misonix 2012 Employee Plan, the Misonix 2012 Director Plan, the Misonix 2014 Plan and the Misonix 2017 Plan, the “Plans”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

October 29, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the respective Plan, assuming in each case that the individual grants or awards under the respective Plan have been duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance of the law and the respective Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP